UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2007

LARGO VISTA GROUP, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	000-30426	76-0434540
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4570 Campus Drive
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 252-2180

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 20, 2007, Largo Vista Group, Ltd. (the “Company”), received a Wells Notice letter from the staff of the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) flowing from a formal investigation conducted by the SEC. The Company disclosed on August 22, 2005 that the SEC commenced a non-public, formal investigation against the Company.

The Wells Notice to the Company indicates that the staff is considering recommending that the Commission bring a civil injunctive action against the Company for alleged violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b) and 13(a) of the Securities and Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13, 13a-14 and 13b2-2 thereunder.

The Wells Notice also indicates that the Commission may seek injunction, civil penalty and disgorgement (including prejudgment interest) against the Company.

The Company has been informed that Shan Deng, a Director, President and Chief Executive Officer of the Company and Albert Figueroa, a Director and Secretary of the Company, have also received Wells Notice letters from the SEC indicating that the staff is considering recommending that the Commission bring a civil injunctive action against both of them for alleged violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b) of the Securities and Exchange Act of 1934 and Rules 10b-5 thereunder and aiding and abetting violations of Section 13(a) and Rules 12b-20, 13a-1, 13a-11, 13a-13, 13a-14 and 13b2-2 thereunder. Mr. Deng’s Wells Notice indicates that the Commission may seek a permanent injunction, disgorgement (with prejudgment interest) a civil penalty and an officer and director bar against Mr. Deng. Mr. Figueroa’s Wells Notice indicates that the Commission may seek a permanent injunction, a civil penalty and an officer and director bar against Mr. Figueroa.

Under the SEC procedures, a Wells Notice from the SEC affords recipients an opportunity to present information and defenses in response to the SEC’s Division of Enforcement staff prior to the staff making its formal recommendation to the Commission on whether any action should be authorized. There can be no assurance that the SEC will not bring a civil enforcement action against the Company or its officers.

The Company continues to cooperate fully with the SEC investigation relating to this matter. The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in this matter could have a material adverse effect on the Company’s financial condition and operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 06, 2007.	LARGO VISTA GROUP, LTD. By:/s/ Shan Deng Shan Deng, Chief Executive Officer